Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED ACCOUNTING FIRM
We consent to the use in this Registration Statement on Form S-1 of our report dated March 23, 2026, relating to the financial statements of Lincoln International, LP. We also consent to the reference to us under the heading “Experts” in such Registration Statement.
/s/ Deloitte and Touche LLP
Chicago, Illinois
April 24, 2026